UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 24, 2001

PULTE HOMES, INC
(Exact name of registrant as specified in its Chapter)

Michigan		38-2766606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills,	Michigan 49304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248)	647-2750

PULTE CORPORATION

(Former name or former address, if changed since last report)

SIGNATURES
INDEX TO EXHIBITS
Press Release

Item 5. Other Events

      On July 24, 2001, Pulte Homes, Inc., a Michigan corporation (“Pulte”), announced that the ratio (“Exchange Ratio”) to be used to convert shares of the common stock of Del Webb Corporation, a Delaware Corporation (“Del Webb”), into shares of the common stock of Pulte pursuant to the Agreement and Plan of Merger dated as of April 30, 2001 among Pulte, Del Webb and Pulte Acquisition Corporation has been determined.

      On July 24, 2001, Pulte issued the press release attached hereto as Exhibit 99.1 announcing the determination of the Exchange Ratio. The information contained in the press release is incorporated herein by reference.

Item 7. Exhibits

      Exhibit 99.1 Press Release dated July 24, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date July 25, 2001	By: /s/ John R. Stoller

Name: John R. Stoller

Title: Senior Vice President,

General Counsel and

Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 24, 2001